UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20 on Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 16, 2011, the Board of Directors of Covidien plc (the “Company”) issued a press release announcing that Richard J. Meelia will retire as Chief Executive Officer and President of the Company, effective July 1, 2011. Mr. Meelia will serve as Non-Executive Chairman of the Board for a transition period of up to one year following his retirement as Chief Executive Officer.

A copy of the press release regarding Mr. Meelia’s retirement is furnished as Exhibit 99.1 to this report.

(c)	On March 16, 2011, the Board of Directors elected José E. Almeida, President of the Company’s Medical Devices business segment, to serve as Chief Executive Officer and President of the Company upon Mr. Meelia’s retirement, effective July 1, 2011.

Mr. Almeida, 48, has been a Senior Vice President since June 2007 and President, Medical Devices of Covidien since October 2006. From April 2004 to October 2006, Mr. Almeida was President of Covidien’s International business.

In connection with his election as Chief Executive Officer and President, effective July 1, 2011, Mr. Almeida will receive an increase in his annual base salary from $782,000 to $1.1 million and his target bonus opportunity under our annual cash incentive plan will be increased to 120%. He will also receive a one-time equity grant consisting of $3.0 million in restricted stock units, all of which vest on July 1, 2014, and $792,000, in equal parts restricted stock units and stock options, which vest in equal installments on the first, second, third and fourth anniversaries of the date of grant.

A copy of the press release regarding Mr. Almeida’s election is furnished as Exhibit 99.2 to this report.

(d)	On March 16, 2011, the Company’s Board of Directors also elected Mr. Almeida to serve as a director of Covidien, effective July 1, 2011 through the 2012 Annual General Meeting of Shareholders. Mr. Almeida is not expected to serve on any committee of the Board, and he will not receive any compensation for his service as a director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 16, 2011 regarding Mr. Meelia’s retirement.

99.2	Press Release dated March 16, 2011 regarding Mr. Almeida’s election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary

Date: March 16, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated March 16, 2011 regarding Mr. Meelia’s retirement.

99.2	Press Release dated March 16, 2011 regarding Mr. Almeida’s election.